Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

In connection with the Quarterly Report of American Honda Finance Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Hideyoshi Takarada, Vice President, Treasurer and Principal Financial Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2013

By:	/s/ Hideyoshi Takarada
Hideyoshi Takarada

Vice President and Treasurer (Principal Financial Officer)

*	A signed original of this written statement required by Section 906 has been provided to American Honda Finance Corporation and will be retained by American Honda Finance Corporation and furnished to the Securities and Exchange Commission or its staff upon request.